EXHIBIT 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 25, 2001, with respect to the consolidated financial statements of ActivCard S.A. included in the Registration Statement (Amendment No. 2 to Form S-4) and related Prospectus of ActivCard Corp.

Ernst & Young Audit

/s/    John Mackey

Represented by John Mackey
Paris, France

December 23, 2002